Whirlpool Delivers Impressive Q2 Results and Significantly Raises Full-Year Guidance
•Net sales growth of ~32%, driven by sustained consumer demand and cost-based pricing initiatives
•GAAP net earnings margin of 10.9% (up 1,020 basis points) and ongoing (non-GAAP) EBIT margin(2) of 11.4% (up 640 basis points)
•Delivered cash provided by operating activities of $646 million and free cash flow(4) of $769 million, driven primarily by strong earnings; free cash flow(4) also driven by the completion of the partial tender offer for Whirlpool China(6) and the divestiture of our Turkey subsidiary
•Raised full-year 2021 guidance; earnings per diluted share now expected to be ~$26.95 on a GAAP basis and ~$26.00 on an ongoing basis(1); cash provided by operating activities of $1.95 billion and free cash flow(4) of $1.70 billion

BENTON HARBOR, Mich., July 21, 2021 - Whirlpool Corporation (NYSE: WHR), committed to being the best global kitchen and laundry company, in constant pursuit of improving life at home, today reported financial results for the second quarter of 2021.

"
We are significantly raising guidance to reflect the strength of our business driven by sustained consumer demand and the successful implementation of our previously announced cost-based pricing initiatives,” said Marc Bitzer, chairman and chief executive officer of Whirlpool Corporation. “Our Q2 results together with our record performance over the past three years impressively demonstrate our ability to perform in a volatile environment.”
MARC BITZER

KEY RESULTS

Second-Quarter Results	2021	2020(5)	Change
Net sales ($M)	$5,324	$4,042	$1,282	31.7%
Net sales excluding currency ($M)	5,186	4,042	1,144	28.3%
GAAP net earnings available to Whirlpool ($M)	581	30	551	nm
Ongoing EBIT(2) ($M)	607	204	403	197.5%
GAAP earnings per diluted share	$9.15	$0.47	$8.68	nm
Ongoing earnings per diluted share(1)	$6.64	$2.07	$4.57	220.8%
CASH FLOW

Full-Year Cash Flow	2021 YTD	2020 YTD(5)	Change
Cash provided by (used in) operating activities ($M)	$646	$(745)	$1,391
Free cash flow(4) ($M)	$769	$(873)	$1,642
QUARTERLY HIGHLIGHTS
•Delivered Q2 GAAP earnings per diluted share(1) of $9.15, driven by strong top-line growth, the execution of our cost-based price increases, and a net gain on divestment activity
•Ongoing (non-GAAP) earnings per diluted share(1) of $6.64 were driven by strong top-line growth and the execution of our cost-based price increases

"
We delivered double-digit revenue growth, expanded EBIT in every region across the globe, and generated significant cash flow while navigating a challenging macroeconomic environment,“ said Jim Peters, chief financial officer of Whirlpool Corporation. ”Looking ahead, we are confident in our ability to capitalize on the structural improvements we have made in our business over the last number of years and continue to drive shareholder value.”
JIM PETERS

REGIONAL REVIEW

North America	Q2 2021	Q2 2020(5)	Change	Change excluding currency impact
Net sales ($M)	$3,042	$2,501	21.6%	20.5%
EBIT(3) ($M)	$557	$310	79.7%	-
•Significant top-line growth driven by sustained strong consumer demand
•EBIT margin(3) of 18.3 percent, compared to 12.4 percent in the same prior-year period, driven by disciplined execution of go-to-market initiatives

Europe, Middle East and Africa	Q2 2021	Q2 2020	Change	Change excluding currency impact
Net sales ($M)	$1,250	$836	49.5%	38.8%
EBIT(3) ($M)	$31	$(66)	nm	-
•Year-over-year double-digit volume growth across all key countries
•EBIT margin(3) of 2.5 percent, compared to (7.9) percent in the same prior-year period, driven by very strong top-line growth and cost actions

Latin America	Q2 2021	Q2 2020	Change	Change excluding currency impact
Net sales ($M)	$763	$434	75.8%	73.3%
EBIT(3) ($M)	$74	$11	572.7%	-
•Top-line growth driven by strong industry in Brazil and Mexico
•EBIT margin(3) of 9.7 percent, compared to 2.5 percent in the same prior-year period, driven by continued demand and execution of cost-based pricing, offsetting unfavorable currency

Asia	Q2 2021	Q2 2020	Change	Change excluding currency impact
Net sales ($M)	$269	$271	(0.7)%	(4.1)%
EBIT(3) ($M)	$4	$(18)	nm	-
•Revenue decline driven by Whirlpool China partial divestiture(6) and COVID-related shutdown in India
•EBIT margin(3) expansion led by cost-based pricing and cost productivity actions, with early signs of demand recovery in India in June

FULL-YEAR 2021 OUTLOOK
•Increased full-year 2021 net sales growth to ~16 percent from ~13 percent
•Increased GAAP earnings per diluted share to ~$26.95 from $23.10 to $24.10
•Increased ongoing earnings per diluted share(1) to ~$26.00 from $22.50 to $23.50
•Increased cash provided by operating activities to $1.95 billion from $1.70 billion
•Increased free cash flow(4) to $1.70 billion from ~$1.25 billion
•GAAP tax rate of 22 to 24 percent from 24 to 26 percent and adjusted tax rate (non-GAAP) is unchanged at 24 to 26 percent

(1)A reconciliation of ongoing earnings per diluted share, a non-GAAP financial measure, to reported net earnings per diluted share available to Whirlpool and other important information, appears below.
(2)A reconciliation of earnings before interest and taxes (EBIT) and ongoing EBIT, non-GAAP financial measures, to reported net earnings available to Whirlpool, and a reconciliation of EBIT margin and ongoing EBIT margin, non-GAAP financial measures, to net earnings margin and other important information, appears below.
(3)Segment EBIT represents our consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate "Other/Eliminations" of $53 million and $(151) million for the second quarters of 2021 and 2020, respectively.
(4)A reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by (used in) operating activities and other important information, appears below.
(5)As adjusted reporting - effective January 1, 2021, the Company changed its accounting principle for inventory valuation for inventories located in the U.S. from a last-in, first-out ("LIFO") basis to a first-in, first-out ("FIFO") basis. All prior periods presented have been retrospectively adjusted to apply the effects of the change. The information in the tables herein have been updated to reflect the retrospective accounting change. For more information see Notes 1 and 4 to Whirlpool’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.
(6)Partial tender offer by Galanz for majority ownership of the Whirlpool China business was closed May 6, 2021.

Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Korey Thomas, 269/923-2641, Investor_Relations@Whirlpool.com

ABOUT WHIRLPOOL CORPORATION
Whirlpool Corporation (NYSE: WHR) is committed to being the best global kitchen and laundry company, in constant pursuit of improving life at home. In an increasingly digital world, the company is driving purposeful innovation to meet the evolving needs of consumers through its iconic brand portfolio, including Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, JennAir, Indesit and Yummly. In 2020, the company reported approximately $19 billion in annual sales, 78,000 employees and 57 manufacturing and technology research centers. Additional information about the company can be found at WhirlpoolCorp.com.

WEBSITE DISCLOSURE
We routinely post important information for investors on our website, WhirlpoolCorp.com, in the "Investors" section. We also intend to update the "Hot Topics Q&A" portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the "Investors" section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

WHIRLPOOL ADDITIONAL INFORMATION
This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ("Whirlpool") that speak only as of this date. Whirlpool disclaims any obligation to update these statements. Forward-looking statements in this document may include, but are not limited to, statements regarding future financial results, long-term value creation goals, restructuring expectations, productivity, raw material prices and the impact of COVID-19 on our operations. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Among these factors are: (1) COVID-19 pandemic-related business disruptions and economic uncertainty; (2) intense competition in the home appliance industry reflecting the impact of both new and established global competitors, including Asian and European manufacturers, and the impact of the changing retail environment, including direct-to-consumer sales; (3) Whirlpool's ability to maintain or increase sales to significant trade customers and the ability of these trade customers to maintain or increase market share; (4) Whirlpool's ability to maintain its reputation and brand image; (5) the ability of Whirlpool to achieve its business objectives and leverage its global operating platform, and accelerate the rate of innovation; (6) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (7) Whirlpool's ability to obtain and protect intellectual property rights; (8) acquisition and investment-related risks, including risks associated with our past acquisitions, and risks associated with our presence in emerging markets; (9) risks related to our international operations, including changes in foreign regulations, regulatory compliance and disruptions arising from political, legal and economic instability; (10) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (11) product liability and product recall costs; (12) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (13) our ability to attract, develop and retain executives and other qualified employees; (14) the impact of labor relations; (15) fluctuations in the cost of key materials (including steel, resins, copper and aluminum) and components and the ability of Whirlpool to offset cost increases; (16) Whirlpool's ability to manage foreign currency fluctuations; (17) impacts from goodwill impairment and related charges; (18) triggering events or circumstances impacting the carrying value of our long-lived assets; (19) inventory and other asset risk; (20) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (21) changes in LIBOR, or replacement of LIBOR with an alternative reference rate; (22) litigation, tax, and legal compliance risk and costs, especially if materially different from the amount we expect to incur or have accrued for, and any disruptions caused by the same; (23) the effects and costs of governmental investigations or related actions by third parties; (24) changes in the legal and regulatory environment including environmental, health and safety regulations, and taxes and tariffs; and (25) the uncertain global economy and changes in economic conditions which affect demand for our products. Additional information concerning these and other factors can be found in Whirlpool's filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. World’s leading kitchen and laundry appliance company claim is based on the most recently available publicly reported annual product sales, parts, and support revenues.

WHIRLPOOL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
FOR THE PERIODS ENDED JUNE 30
(Millions of dollars, except per share data)

	Three Months Ended		Six Months Ended
	2021	2020	2021	2020

Net sales	$5,324	$4,042	$10,682	$8,367
Expenses
Cost of products sold	4,234	3,417	8,444	7,039
Gross margin	1,090	625	2,238	1,328
Selling, general and administrative	509	421	1,002	841
Intangible amortization	10	15	27	30
Restructuring costs	8	118	28	123
(Gain) loss on sale and disposal of businesses	(120)	—	(120)	—
Operating profit	683	71	1,301	334
Other (income) expense
Interest and sundry (income) expense	(36)	(15)	(62)	(16)
Interest expense	45	49	90	92
Earnings before income taxes	674	37	1,273	258
Income tax expense (benefit)	94	17	253	89
Net earnings	580	20	1,020	169
Less: Net earnings (loss) available to noncontrolling interests	(1)	(10)	6	(15)
Net earnings available to Whirlpool	$581	$30	$1,014	$184
Per share of common stock
Basic net earnings available to Whirlpool	$9.23	$0.47	$16.10	$2.94
Diluted net earnings available to Whirlpool	$9.15	$0.47	$15.96	$2.93
Dividends declared	$1.40	$1.20	$2.65	$2.40
Weighted-average shares outstanding (in millions)
Basic	62.9	62.4	63.0	62.6
Diluted	63.5	62.7	63.5	63.0

WHIRLPOOL CORPORATION
CONSOLIDATED BALANCE SHEETS
(Millions of dollars, except share data)

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,968	$2,924
Accounts receivable, net of allowance of $103 and $132, respectively	3,052	3,109
Inventories	2,652	2,301
Prepaid and other current assets	731	795
Total current assets	9,403	9,129
Property, net of accumulated depreciation of $6,615 and $6,780, respectively	2,734	3,199
Right of use assets	984	989
Goodwill	2,400	2,496
Other intangibles, net of accumulated amortization of $514 and $673, respectively	1,976	2,194
Deferred income taxes	2,072	2,189
Other noncurrent assets	512	240
Total assets	$20,081	$20,436
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$4,874	$4,834
Accrued expenses	679	637
Accrued advertising and promotions	701	831
Employee compensation	485	648
Notes payable	10	12
Current maturities of long-term debt	298	298
Other current liabilities	785	1,070
Total current liabilities	7,832	8,330
Noncurrent liabilities
Long-term debt	5,001	5,059
Pension benefits	476	516
Postretirement benefits	158	166
Lease liabilities	825	838
Other noncurrent liabilities	704	732
Total noncurrent liabilities	7,164	7,311
Stockholders' equity
Common stock, $1 par value, 250 million shares authorized, 114 million and 113 million shares issued, respectively, and 63 million shares outstanding	114	113
Additional paid-in capital	2,989	2,923
Retained earnings	9,572	8,725
Accumulated other comprehensive loss	(2,459)	(2,811)
Treasury stock, 50 million and 49 million shares, respectively	(5,265)	(5,065)
Total Whirlpool stockholders' equity	4,951	3,885
Noncontrolling interests	134	910
Total stockholders' equity	5,085	4,795
Total liabilities and stockholders' equity	$20,081	$20,436

WHIRLPOOL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE PERIODS ENDED JUNE 30
(Millions of dollars)

	Six Months Ended
	2021	2020

Operating activities
Net earnings	$1,020	$169
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	259	268
(Gain) loss on sale and disposal of businesses	(120)	—
Changes in assets and liabilities:
Accounts receivable	(100)	56
Inventories	(527)	226
Accounts payable	260	(982)
Accrued advertising and promotions	(100)	(414)
Accrued expenses and current liabilities	142	(135)
Taxes deferred and payable, net	83	33
Accrued pension and postretirement benefits	(61)	(27)
Employee compensation	(119)	(70)
Other	(91)	131
Cash provided by (used in) operating activities	646	(745)
Investing activities
Capital expenditures	(184)	(155)
Proceeds from sale of assets and businesses	298	27
Cash held by divested businesses	(393)	—
Cash provided by (used in) investing activities	(279)	(128)
Financing activities
Net proceeds from borrowings of long-term debt	300	1,029
Net proceeds (repayments) of long-term debt	(300)	(568)
Net proceeds (repayments) from short-term borrowings	(2)	1,417
Dividends paid	(167)	(155)
Repurchase of common stock	(200)	(121)
Common stock issued	75	3
Other	(38)	—
Cash provided by (used in) financing activities	(332)	1,605
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	(138)
Increase (decrease) in cash, cash equivalents and restricted cash	34	594
Cash, cash equivalents and restricted cash at beginning of year	2,934	1,952
Cash, cash equivalents and restricted cash at end of period	$2,968	$2,546

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Millions of dollars except per share data)
(Unaudited)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing" measures, including earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, organic net sales, adjusted effective tax rate, sales excluding currency and free cash flow. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses. Sales excluding foreign currency is calculated by translating the current period net sales, in functional currency, to U.S. dollars using the prior-year period’s exchange rate compared to the prior-year period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations. Management believes that adjusted tax rate provides investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of certain unique items. Management believes that free cash flow provides investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the company's ability to fund its activities and obligations. The Company provides free cash flow related metrics, such as free cash flow as a percentage of net sales, as long-term management goals, not an element of its annual financial guidance, and as such does not provide a reconciliation of free cash flow to cash provided by (used in) operating activities, the most directly comparable GAAP measure, for these long-term goal metrics. Whirlpool does not provide a non-GAAP reconciliation for its other forward-looking long-term value creation and other goals, such as organic net sales, EBIT, and gross debt leverage (gross debt/ongoing EBITDA), as such reconciliation would rely on market factors and certain other conditions and assumptions that are outside of the company’s control. We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, net sales, effective tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures. We also disclose segment EBIT as important financial metrics used by the Company's Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280 - Segment Reporting. GAAP net earnings available to Whirlpool per diluted share and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

SECOND-QUARTER 2021 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the three months ended June 30, 2021. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our second-quarter GAAP tax rate was 13.9%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our second-quarter adjusted tax rate (non-GAAP) of 25.0%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	June 30, 2021
Net earnings (loss) available to Whirlpool	$581
Net earnings (loss) available to noncontrolling interests	(1)
Income tax expense (benefit)	94
Interest expense	45
Earnings before interest & taxes	$719
Net sales	$5,324
Net earnings margin	10.9%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$719	$9.15
Restructuring costs(a)	Restructuring costs	8	0.13
(Gain) loss on sale and disposal of businesses(b)	(Gain) loss on sale and disposal of businesses	(120)	(1.89)
Income tax impact			0.44
Normalized tax rate adjustment(c)			(1.19)
Ongoing measure		$607	$6.64
Net sales		$5,324
Ongoing EBIT margin		11.4%

Note: Numbers may not reconcile due to rounding

SECOND-QUARTER 2020 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE
The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the three months ended June 30, 2020. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our second-quarter GAAP tax rate was 45.9%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our second-quarter adjusted tax rate (non-GAAP) of 22.5%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	June 30, 2020(5)
Net earnings (loss) available to Whirlpool	$30
Net earnings (loss) available to noncontrolling interests	(10)
Income tax expense (benefit)	17
Interest expense	49
Earnings (loss) before interest & taxes	$86
Net sales	$4,042
Net earnings margin	0.7%

	Results classification	Earnings before interest & taxes(5)	Earnings per diluted share(5)
Reported measure		$86	$0.47
Restructuring costs(a)	Restructuring costs	118	1.89
Income tax impact		—	(0.42)
Normalized tax rate adjustment(c)		—	0.13
Ongoing measure		$204	$2.07
Net sales		$4,042
Ongoing EBIT margin		5.0%

Note: Numbers may not reconcile due to rounding

FULL-YEAR 2021 OUTLOOK FOR ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ending December 31, 2021. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our anticipated full-year GAAP tax rate is 22.0% to 24.0%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our anticipated full-year adjusted tax (non-GAAP) rate between 24.0% and 26.0%.

		Twelve Months Ending
		December 31, 2021
	Results classification	Earnings before interest & taxes*	Earnings (loss) per diluted share
Reported measure*		$2,420	~$26.95
Restructuring costs(a)	Restructuring costs	100	1.57
(Gain) loss on sale and disposal of businesses(b)	(Gain) loss on sale and disposal of businesses	(120)	(1.89)
Income tax impact		—	0.08
Normalized tax rate adjustment(c)			(0.71)
Ongoing measure		$2,400	~$26.00

Note: Numbers may not reconcile due to rounding

*Earnings Before Interest & Taxes (EBIT) is a non-GAAP measure. The Company does not provide a forward-looking quantitative reconciliation of EBIT to the most directly comparable GAAP financial measure, net earnings available to
Whirlpool, because the net earnings available to noncontrolling interests item of such reconciliation -- which has historically represented a relatively insignificant amount of the Company's overall net earnings -- implicates the
Company's projections regarding the earnings of the Company's non wholly-owned subsidiaries and joint ventures that cannot be quantified precisely or without unreasonable efforts.

FOOTNOTES
a.RESTRUCTURING COSTS - In the second quarter of 2020, these costs were primarily related to actions that right-size and reduce the fixed cost structure of our North America business and certain other centralized functions, attributable primarily to the macroeconomic uncertainties caused by COVID-19. In the second quarter of 2021, these costs were primarily related to actions that right-size and reduce the fixed cost structure of our EMEA business and other centralized functions.

b.(GAIN) LOSS ON SALE AND DISPOSAL OF BUSINESSES - On March 31, 2021, Galanz launched its partial tender offer for majority ownership of Whirlpool China. Our subsidiary tendered approximately 31% of Whirlpool China's outstanding shares in the tender offer, with the remainder representing a noncontrolling interest of approximately 20% in Whirlpool China. The transaction closed on May 6, 2021. In connection with the closing of the transaction, we received cash proceeds of $193 million and recognized a gain on sale of $284 million.
On May 17, 2021, our subsidiary entered into a share purchase agreement to sell its Turkish subsidiary to Arçelik. As part of the agreement, Arçelik will assume responsibility for operating the manufacturing site in Manisa, Turkey, following closing. The transaction closed on June 30, 2021. In connection with the closing of the transaction, we received cash proceeds of $93 million and recognized a loss on sale of $164 million.
The net impact realized in our second quarter income statement is a gain on sale of $120 million.

c.NORMALIZED TAX RATE ADJUSTMENT - During the second quarter of 2021, the Company calculated ongoing earnings per share using an adjusted tax rate of 25.0% to reconcile to our anticipated full-year effective tax rate between 24.0% and 26.0%, which excludes the gain on sale and disposal of businesses. During the second quarter of 2020, the Company calculated ongoing earnings per share using an adjusted tax rate of 22.5%, to reconcile to our anticipated full-year 2020 effective tax between 20.0% and 25.0%.

FREE CASH FLOW

As defined by the Company, free cash flow is cash provided by (used in) operating activities after capital expenditures, proceeds from the sale of assets and businesses, and changes in restricted cash. The reconciliation provided below reconciles six months ended June 30, 2021 and 2020 and 2021 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Six Months Ended
	June 30,
(millions of dollars)	2021	2020	2021 Outlook
Cash provided by (used in) operating activities	$646	$(745)	$1,950
Capital expenditures, proceeds from sale of assets/businesses and change in restricted cash	123	(128)	(250)
Free cash flow	$769	$(873)	$1,700

Cash provided by (used in) investing activities*	(279)	(128)
Cash provided by (used in) financing activities*	(332)	1,605

*Financial guidance on a GAAP basis for cash provided by (used in) financing activities and cash provided by (used in) investing activities has not been provided because in order to prepare any such estimate or projection, the Company would need to rely on market factors and certain other conditions and assumptions that are outside of its control.

# # #